Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR THE SECOND QUARTER OF 2007

    NEW YORK, July 30, 2007—Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2007 second quarter of $653.4 million, compared to $568.7 million in the 2006 second quarter. Consolidated net income for the six months ended June 30, 2007 was $1,421.7 million, compared to $1,109.7 million in the prior year.

    Net income and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below:

	June 30,
(In millions, except per share data)	Three Months		Six Months
	2007	2006	2007	2006

Net income attributable to Loews common stock:
Income before net investment losses	$599.2	$532.3	$1,172.7	$1,014.3
Net investment losses (a)	(78.6)	(55.0)	(3.6)	(58.6)
Income from continuing operations	520.6	477.3	1,169.1	955.7
Discontinued operations, net	(8.9)	(2.4)	(6.7)	(7.4)
Net income attributable to Loews common stock	511.7	474.9	1,162.4	948.3
Net income attributable to Carolina Group stock	141.7	93.8	259.3	161.4
Consolidated net income	$653.4	$568.7	$1,421.7	$1,109.7

Net income per share:
Loews common stock:
Income from continuing operations	$0.97	$0.85	$2.16	$1.71
Discontinued operations, net	(0.02)		(0.01)	(0.01)
Net income	$0.95	$0.85	$2.15	$1.70
Carolina Group stock	$1.30	$1.09	$2.39	$1.96
Book value per share of Loews common stock at:
June 30, 2007	$31.54
December 31, 2006	$30.14

(a)
Includes a gain of $91.6 million, for the six months ended June 30, 2007, related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

Three Months Ended June 30, 2007 Compared with 2006

    Net income attributable to Loews common stock for the second quarter of 2007 amounted to $511.7 million, or $0.95 per share, compared to $474.9 million, or $0.85 per share, in the comparable period of the prior year. The increase in net income reflects improved results at the Company’s 51% owned subsidiary, Diamond Offshore Drilling, Inc. and increased investment income, partially offset by increased net investment losses and a decrease in the share of Carolina Group earnings attributable to Loews common stock, due to the sale of Carolina Group stock in August and May of 2006.

    Net income attributable to Loews common stock includes net investment losses of $78.6 million (after tax and minority interest) in the second quarter of 2007 compared to net investment losses of $55.0 million (after tax and minority interest) in the comparable period of the prior year. The net investment losses in the second quarter of 2007 were primarily driven by an increase in interest rate related other-than-temporary impairment losses, which was partially offset by an increase in net realized results on derivative securities.

    Net income per share of Carolina Group stock for the second quarter of 2007 was $1.30 per share, compared to $1.09 per share in the comparable period of the prior year. The increase in net income per share of Carolina Group stock was due to an increase in Lorillard, Inc. net income primarily from higher effective unit prices resulting from a December 2006 price increase, an increase in unit sales volume and lower promotion expenses (accounted for as a reduction to net sales), partially offset by an increase in expenses for the State Settlement Agreements. The Company is issuing a separate press release reporting the results of the Carolina Group for the second quarter of 2007.

    Consolidated revenues in the second quarter of 2007 amounted to $4.6 billion, compared to $4.3 billion in the comparable period of the prior year.

Six Months Ended June 30, 2007 Compared with 2006

    Net income attributable to Loews common stock for the first half of 2007 amounted to $1,162.4 million, or $2.15 per share, compared to $948.3 million, or $1.70 per share, in the comparable period of the prior year. The increase in net income reflects improved results at Diamond Offshore Drilling, Inc. and increased investment income, partially offset by net investment losses and a decrease in the share of Carolina Group earnings attributable to Loews common stock, due to the sale of Carolina Group stock in August and May of 2006.

    Net income attributable to Loews common stock includes net investment losses of $3.6 million (after tax and minority interest) in the first half of 2007 compared to net investment losses of $58.6 million (after tax and minority interest) in the comparable period of the prior year. The net investment losses in the first half of 2007 were primarily driven by an increase in interest rate related other-than-temporary impairment losses, which was partially offset by an increase in net realized results on derivative securities and a gain of $91.6 million (after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

    Net income per share of Carolina Group stock for the first half of 2007 was $2.39 per share, compared to $1.96 per share in the comparable period of the prior year. The increase in net income per share of Carolina Group stock was due to an increase in Lorillard, Inc. net income primarily from higher effective unit prices resulting from a December 2006 price increase and lower promotion expenses (accounted for as a reduction to net sales), partially offset by an increase in expenses for the State Settlement Agreements.

    Consolidated revenues in the first half of 2007 amounted to $9.3 billion, compared to $8.5 billion in the comparable period of the prior year.

# # #

    At June 30, 2007, there were 535,639,104 shares of Loews common stock outstanding and 108,443,641 shares of Carolina Group stock outstanding. During the three and six months ended June 30, 2007, the Company purchased 1,437,100 and 8,698,549 shares of Loews common stock at an aggregate cost of $70.2 million and $384.2 million, respectively. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries’, outstanding common stock in the open market or otherwise.

    The Company has two classes of common stock: (i) Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company’s assets and liabilities, called the Carolina Group, principally consisting of the Company’s subsidiary Lorillard, Inc. and (ii) Loews common stock, representing the economic performance of the Company’s remaining assets, including the interest in the Carolina Group not represented by Carolina Group stock. At June 30, 2007, the outstanding Carolina Group stock represents a 62.4% interest in the economic performance of the Carolina Group.

# # #

CONFERENCE CALLS

    A conference call to discuss the second quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Monday, July 30, 2007. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 8937174. An online replay will be available at the Company’s website following the call.

    A conference call to discuss the second quarter results of CNA has been scheduled for 10:00 a.m. EDT, Monday, July 30, 2007. A live broadcast of the call will be available online at the CNA website (http://investor.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 289-0518, or for international callers, (913) 981-5532. An online replay will be available at CNA’s website following the call.

    A conference call to discuss the second quarter results of Boardwalk Pipeline Partners, LP has been scheduled for 9:00 a.m. EDT, Monday, July 30, 2007. A live broadcast of the call will be available online at the Boardwalk Pipeline website (www.boardwalkpipelines.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 543-6411. The conference ID number is 86421718. An online replay will be available at Boardwalk Pipeline’s website following the call.

    A conference call to discuss the second quarter results of Diamond Offshore was held on Thursday, July 26, 2007. An online replay is available at the Diamond Offshore website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

    Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA); Lorillard, Inc.; Boardwalk Pipeline Partners, LP (NYSE: BWP); Diamond Offshore Drilling, Inc. (NYSE: DO); Loews Hotels; and Bulova Corporation.

# # #

FORWARD-LOOKING STATEMENTS

    Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company, CNA, Boardwalk Pipeline and Diamond Offshore. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	June 30,
	Three Months		Six Months
	2007	2006	2007	2006

	(Amounts in millions, except per share data)

Revenues:
Insurance premiums and net investment income (a)	$2,576.1	$2,439.6	$5,317.8	$5,014.3
Manufactured products (b)	1,095.4	1,020.7	2,054.6	1,919.1
Other	965.8	817.0	1,924.6	1,588.4
Total	4,637.3	4,277.3	9,297.0	8,521.8

Expenses:
Insurance claims & policyholders’ benefits	1,473.4	1,432.2	2,921.3	2,924.2
Cost of manufactured products sold (b) (c)	633.3	574.7	1,200.8	1,108.0
Other	1,300.2	1,247.6	2,557.2	2,482.2
Total	3,406.9	3,254.5	6,679.3	6,514.4

	1,230.4	1,022.8	2,617.7	2,007.4

Income tax expense	398.5	337.2	853.8	671.4
Minority interest	169.6	114.5	335.5	218.9
Total	568.1	451.7	1,189.3	890.3

Income from continuing operations	662.3	571.1	1,428.4	1,117.1
Discontinued operations, net	(8.9)	(2.4)	(6.7)	(7.4)

Net income	$653.4	$568.7	$1,421.7	$1,109.7

Net income attributable to:
Loews common stock:
Income from continuing operations	$520.6	$477.3	$1,169.1	$955.7
Discontinued operations, net	(8.9)	(2.4)	(6.7)	(7.4)
Loews common stock	511.7	474.9	1,162.4	948.3
Carolina Group stock (d)	141.7	93.8	259.3	161.4
	$653.4	$568.7	$1,421.7	$1,109.7

Income per share of Loews common stock:
Income from continuing operations	$0.97	$0.85	$2.16	$1.71
Discontinued operations, net	(0.02)		(0.01)	(0.01)
Diluted net income	$0.95	$0.85	$2.15	$1.70

Diluted net income per share of Carolina Group stock	$1.30	$1.09	$2.39	$1.96

Weighted diluted number of shares:
Loews common stock	537.50	556.16	540.01	557.21
Carolina Group stock	108.56	86.11	108.54	82.24

(a)
Includes investment losses of $135.7, $93.3, $21.7 and $91.3 for the respective periods. The six months ended June 30, 2007 includes a gain of $141.9 ($91.6 after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(b)	Includes excise taxes of $180.0, $176.7, $341.7, and $340.6 paid on sales of manufactured products for the respective periods.
(c)	Includes charges of $275.2, $236.5, $524.3 and $453.5 ($172.4, $144.0, $330.1 and $277.1 after taxes) to accrue obligations under the State Settlement Agreements for the respective periods.
(d)	Represents 62.4%, 50.1%, 62.4%, and 47.9% of the economic interest in the Carolina Group for the respective periods.

Loews Corporation and Subsidiaries
Additional Financial Information

	June 30,
	Three Months		Six Months
	2007	2006	2007	2006
	(In millions)
Revenues:
CNA Financial	$2,607.8	$2,510.6	$5,146.2	$5,002.3
Lorillard (a)	1,079.9	996.8	2,024.8	1,876.4
Boardwalk Pipeline	159.0	132.5	349.4	307.5
Diamond Offshore	661.0	519.3	1,279.9	978.0
Loews Hotels	99.8	101.9	195.1	195.3
Investment income, net	130.5	58.6	241.2	158.1
Other and eliminations (b)	35.0	50.9	82.1	95.5
	4,773.0	4,370.6	9,318.7	8,613.1
Investment gains (losses):
CNA Financial	(138.9)	(97.7)	(160.3)	(88.9)
Corporate and other (c)	3.2	4.4	138.6	(2.4)
	(135.7)	(93.3)	(21.7)	(91.3)
Total	$4,637.3	$4,277.3	$9,297.0	$8,521.8

Income Before Taxes:
CNA Financial	$470.9	$451.3	$930.3	$797.6
Lorillard (d)	155.0	181.2	288.1	345.8
Boardwalk Pipeline	35.6	32.0	115.9	101.4
Diamond Offshore	350.6	240.6	659.7	445.9
Loews Hotels	22.5	19.6	40.3	33.5
Investment income, net	130.5	58.6	241.2	158.1
Other (b)	(25.1)	(21.3)	(47.8)	(48.2)
	1,140.0	962.0	2,227.7	1,834.1
Investment gains (losses):
CNA Financial	(138.9)	(97.7)	(160.3)	(88.9)
Corporate and other (c)	3.2	4.4	138.5	(2.1)
	(135.7)	(93.3)	(21.8)	(91.0)

Loews common stock	1,004.3	868.7	2,205.9	1,743.1
Carolina Group stock (e)	226.1	154.1	411.8	264.3
Total	$1,230.4	$1,022.8	$2,617.7	$2,007.4

Net Income:
CNA Financial	$284.9	$281.4	$559.9	$498.5
Lorillard (d)	97.1	110.5	181.4	211.5
Boardwalk Pipeline (f)	16.4	16.5	55.5	52.2
Diamond Offshore	117.6	87.6	224.8	159.9
Loews Hotels	13.8	12.0	24.7	20.5
Investment income, net	84.2	37.3	155.3	101.2
Other (b)	(14.8)	(13.0)	(28.9)	(29.5)
	599.2	532.3	1,172.7	1,014.3

Investment gains (losses):
CNA Financial	(80.6)	(57.9)	(93.0)	(57.4)
Corporate and other (c)	2.0	2.9	89.4	(1.2)
	(78.6)	(55.0)	(3.6)	(58.6)

Income from continuing operations	520.6	477.3	1,169.1	955.7
Discontinued operations, net	(8.9)	(2.4)	(6.7)	(7.4)
Loews common stock	511.7	474.9	1,162.4	948.3
Carolina Group stock (e)	141.7	93.8	259.3	161.4
Total	$653.4	$568.7	$1,421.7	$1,109.7

(a)	Includes excise taxes of $180.0, $176.7, $341.7 and $340.6 paid on sales of manufactured products for the respective periods.
(b)	Consists primarily of corporate interest expenses, the operations of Bulova Corporation and other unallocated expenses.
(c)
Includes a gain of $141.9 ($91.6 after tax), for the six months ended June 30, 2007, related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(d)
The Loews Group’s intergroup interest in the earnings of the Carolina Group declined from 49.9% and 52.1% in the three and six months ended June 30, 2006, respectively, to 37.6% in 2007 due to the sales of Carolina Group stock by Loews in August and May of 2006.

(e)	Represents 62.4%, 50.1%, 62.4% and 47.9% of the economic interest in the Carolina Group for the respective periods.
(f)
Represents 74.8%, 85.5%, 77.1% and 85.5% ownership interest in Boardwalk Pipeline for the respective periods. Boardwalk Pipeline issued 6.9 million common units in the fourth quarter of 2006 and 8.0 million common units in the first quarter of 2007.